Exhibit 99.1

Contacts:
Joe Shearin, President & CEO	John Presley, Managing Director & CEO
Eastern Virginia Bankshares	First Capital Bancorp
804-443-8450/804-270-4806 (wireless)	804-273-1254/804-678-9894 (wireless)

FOR IMMEDIATE RELEASE

April 3, 2009

Eastern Virginia Bankshares, Inc. and First Capital Bancorp, Inc.

Announce Merger Agreement

TAPPAHANNOCK, Va., April 3, 2009 – Eastern Virginia Bankshares, Inc. (NASDAQ: EVBS; “Eastern Virginia”) and First Capital Bancorp, Inc. (NASDAQ: FCVA; “First Capital”) today announced the signing of a merger agreement that will result in a strategic alliance between the two banks and will build on each other’s strengths, increase service to customers and pave the way for future growth. Under the agreement, First Capital common stockholders will receive 0.98 shares of Eastern Virginia for each of their shares in First Capital, valued at approximately $27 million as of the close of business on April 2, 2009.

Eastern Virginia, the parent company for EVB, with over $1.09 billion in assets, operates 25 branches throughout the Northern Neck, Middle Peninsula and Central Virginia. First Capital, at over $460 million in assets, has seven branches in the greater Richmond market. Upon completion of the transaction, the combined bank will have the second largest market share of any community bank in the Richmond area and will be one of the ten largest community banks headquartered in Virginia. The name of the holding company and the bank will be determined at a later date. The bank’s headquarters will be located in the Greater Richmond area and the company’s operations center will be located in Tappahannock.

“This alliance is unusual in this environment, in that it combines two solid, healthy banks to make an even stronger financial services provider,” said Joe A. Shearin, president and CEO of Eastern Virginia. “EVB and First Capital Bank have complementary strengths, and we fully intend to take advantage of these to provide expanded products and services for our customers and the communities in which we operate.”

Shearin will remain president and CEO of Eastern Virginia. John M. Presley, currently managing director and CEO of First Capital, will become managing director and CFO of Eastern Virginia. W. Rand Cook will remain chairman of the board of Eastern Virginia and Grant S. Grayson, First Capital’s current chairman, will become vice chairman of the board of Eastern Virginia. Robert G. Watts, Jr. will serve as president and CEO of the combined bank while Joseph H. James, Jr. will serve as its COO. Watts currently serves as president and CEO of First Capital Bank while James is currently the COO of EVB.

“Both companies’ leadership teams are enthusiastic about this combination,” said Shearin. “The combined management team has the experience and ability to facilitate growth in a difficult environment.”

EVB and First Capital Bank markets already have moved closer together as communities have expanded between the two headquarters. The combined footprint provides 32 branches and more than 350 employees throughout Eastern and Central Virginia with limited branch overlap.

“Our increased size will enable us to increase our capabilities,” said Watts. “We’ll be well positioned to be a significant bank for the small business market and will retain our highly successful consumer products such as the Reward Checking program offered by EVB.”

The pro forma company will have approximately $1.5 billion in combined assets, approximately $1.2 billion in deposits, and will be well capitalized in order to take advantage of future growth opportunities. It is anticipated that this transaction will be accretive to 2010 earnings per share.

Keefe, Bruyette and Woods, Inc. acted as financial advisor to Eastern Virginia and Williams Mullen acted as its legal advisor in the transaction. Burke Capital Group a division of Morgan Keegan, and Davenport & Company LLC, acted as financial advisors to First Capital and Cantor Arkema P.C. acted as its legal advisor.

The companies expect to complete the transaction by year end, subject to shareholder and regulatory approvals.

“In the midst of this challenging economy, we’re taking the offense when others are playing defense,” Presley said. “This positions us well for long-term growth. We intend, over time, to add significantly to the employment base within our bank’s footprint. This alliance is a positive for our customers and our community.”

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About Eastern Virginia Bankshares

Eastern Virginia Bankshares, the parent company for EVB, operates 25 retail branches located in the counties of Caroline, Essex, Gloucester, Hanover, Henrico, King William, Lancaster, Middlesex, New Kent, Northumberland, Southampton, Surry and Sussex and the City of Colonial Heights. The Company’s stock trades on the NASDAQ Global Market System under the symbol EVBS.

About First Capital Bancorp

Founded in 1998, First Capital Bancorp, Inc. has approximately $460 million in assets and its wholly-owned subsidiary First Capital Bank operates seven full-service branches through the greater Richmond metropolitan area. The Company’s stock trades on the NASDAQ Global Market System under the symbol FCVA.

Caution Regarding Forward-Looking Statements

Certain statements made in this release may be considered forward-looking statements. Such statements speak only as of the date of this release and are based on current expectations and involve a number of assumptions. These include statements as to the anticipated benefits of the merger, including future financial and operating results that may be realized from the merger as well as other statements of expectations regarding the merger and any other statements regarding future results or expectations. Eastern Virginia and First Capital intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. Eastern Virginia and First Capital’s ability to predict results, or the actual effects of future plans or strategies, is inherently uncertain. Factors which could have a material effect on the operations and future prospects of Eastern Virginia and First Capital and the resulting company include but are not limited to: (1) the businesses of acquired companies may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected revenue synergies and cost savings from acquisitions may not be fully realized or realized within the expected timeframe; (3) revenues following acquisitions may be lower than expected; (4) customer and employee relationships and business operations may be disrupted by acquisitions; (5) the ability to obtain required regulatory and shareholder approvals, and the ability to complete acquisitions on the expected timeframe may be more difficult, time-consuming or costly than expected; (6) changes in interest rates, general economic conditions, monetary and fiscal policies of the U. S. government (including policies of the U. S. Treasury and the Federal Reserve Board), the quality and composition of the loan and securities portfolios, demand for loan products, deposit flows, competition, demand for financial services in its market areas, laws and regulations, and accounting principles, policies and guidelines; and (7) other risk factors detailed from time to time in filings made by Eastern Virginia and First Capital with the SEC. Eastern Virginia and First Capital undertakes no obligation to update or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

This release shall not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction in which such solicitation would be unlawful.

Important Merger Information

Eastern Virginia will file with the Securities and Exchange Commission a registration statement on Form S-4 to register the shares of its common stock to be issued to the shareholders of First Capital in connection with the proposed transaction. The registration statement will include a joint proxy statement/prospectus that will be sent to the shareholders of Eastern Virginia and First Capital seeking their approval of the proposed merger. The joint proxy statement/prospectus will contain important information about Eastern Virginia, First Capital, and the merger and about the persons soliciting proxies from shareholders in the merger, including the officers and directors of Eastern Virginia and First Capital, and their interests in the merger, such as their stock ownership in First Capital.

Additional information about First Capital’s directors and executive officers is included in First Capital’s Annual Report on Form 10-K for the year ended December 31, 2008, which was filed with the Securities and Exchange Commission and is available on First Capital’s website at www.1capitalbank.com and at the First Capital address provided below.

Additional information about Eastern Virginia’s directors and executive officers is included in Eastern Virginia’s Annual Report on Form 10-K for the year ended December 31, 2008, which was filed with the Securities and Exchange Commission and is available on Eastern Virginia’s website at www.evb.com and at the Eastern Virginia address provided below.

Eastern Virginia and First Capital urge their shareholders and other investors to read the registration statement on Form S-4 and the joint proxy statement/prospectus included in the registration statement on Form S-4, and any other relevant documents to be filed with the SEC in connection with the proposed transaction, because they will contain important information about Eastern Virginia, First Capital, and the proposed transaction.

Shareholders and investors may obtain free copies of the joint proxy statement/prospectus and other documents related to the merger, once they are filed with the SEC, through the SEC’s website at www.sec.gov. Free copies of the proxy statement/prospectus and other relevant documents also may be obtained by directing a request by telephone or mail to the following:

Eastern Virginia Bankshares, Inc. 330 Hospital Road Tappahannock, VA 22560 Attention: Cheryl Wood Telephone Number: (804) 443-8422	First Capital Bancorp, Inc. 4222 Cox Road, Suite 200 Glen Allen, VA 23060 Attention: John Presley Telephone Number: (804) 273-1254